UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December February 24, 2015

(Date of earliest event reported)

Legend Oil and Gas, Ltd.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)	30022 Zip Code

(678) 595-6243

(Registrant’s telephone number, including area code)

______________________________________________

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2015, the Company entered into a nonbinding letter of intent (LOI) to acquire one hundred percent (100%) of the outstanding membership Units of Black Diamond Energy Holdings LLC, a Delaware limited liability company d/b/a Maxxon Energy in North Dakota.

The parties are conducting diligence and working toward a definitive purchase agreement which they hope to sign and close upon in approximately 30 to 45 days. As a result of the nonbinding nature of the LOI, there is currently no assurance that Legend will complete its purchase of 100% of the membership Units of Maxxon Energy.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the Company’s Press Release describing the proposed transaction. The information in this Item (and in such press release) shall not be deemed "filed" with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, as amended, nor incorporated by reference in any registration statement filed by the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

99.1 Press Release dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legend Oil and Gas, Ltd.

Date: February 25, 2015	By:	/s/ Warren S. Binderman
Warren S. Binderman
Executive Vice President, Chief Financial Officer, Secretary/ Treasurer